UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 5, 2020
LUBY’S, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-8308	74-1335253
(Commission File Number)	(I.R.S. Employer Identification No.)
13111 Northwest Freeway, Suite 600 Houston, Texas	77040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 329-6800
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange at which registered
Common Stock ($0.32 par value per share)	LUB	New York Stock Exchange
Common Stock Purchase Rights	N/A	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On February 5, 2020, Luby’s, Inc. (the "Company") held its annual meeting of shareholders (the "Annual Meeting") in Houston, Texas. As of December 9, 2019, the record date for the Annual Meeting, there were a total of 30,041,422 shares of common stock of the Company ("Common Stock") outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 28,252,409 shares of Common Stock were represented in person or by proxy and, therefore, a quorum was present.

The shareholders of the Company voted on the following items at the Annual Meeting:

(1)	The election of nine directors for a term expiring at the 2021 annual meeting of shareholders of the Company;

(2)	The ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accountants for the fiscal year ending August 26, 2020;

(3)	The advisory vote approving the compensation of the Company’s named executive officers; and

(4)	The approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to reduce the minimum and maximum number of directors.

Set forth below are the proposals voted upon at the Annual Meeting, and the final voting results as certified by the independent inspector of elections, James D. Gaughan. For more information about any of the proposals voted on at the Annual Meeting, please see the Company’s definitive proxy statement, filed with the Securities and Exchange Commission (the "SEC") on December 30, 2019 (the "Proxy Statement").

Proposal 1 - Election of Directors

Based on the votes set forth below, shareholders elected the following candidates nominated by the board of directors of the Company (the "Board") as directors of the Company: Gerald W. Bodzy, Jill Griffin, Frank Markantonis, Gasper Mir, III, Joe C. McKinney, Twila Day, John Morlock, Christopher J. Pappas and Randolph C. Read.

The following sets forth the results of the voting with respect to each director candidate:

Nominee	For	Against	Abstain/Withhold	Broker Non-votes
Jill Griffin	13,548,397	7,676,875	1,668,025	5,359,112
Christopher J. Pappas	14,285,763	6,944,034	1,663,500	5,359,112
John Morlock	18,347,785	2,878,413	1,667,099	5,359,112
Frank Markantonis	14,047,102	7,181,412	1,664,783	5,359,112
Gasper Mir, III	13,505,685	7,721,860	1,665,752	5,359,112
Joe C. McKinney	13,539,291	7,689,434	1,664,572	5,359,112
Twila M. Day	14,325,082	6,902,037	1,666,178	5,359,112
Randolph C. Read	17,786,762	3,440,222	1,666,313	5,359,112
Gerald W. Bodzy	16,333,167	4,894,530	1,665,600	5,359,112

 Proposal 2 - Ratify the Appointment of Grant Thornton LLP as the Company’s Independent Registered Public Accountants

The shareholders approved, on an advisory basis, the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 26, 2020. The following sets forth the results of the voting with respect to this proposal:

For	Against	Abstentions	Broker Non-votes
28,155,492	89,588	7,329	0

Proposal 3 - Advisory Vote on Compensation of the Company’s Named Executive Officers

The shareholders approved the advisory vote on the compensation of the Company’s named executive officers, as described in the Proxy Statement. The following sets forth the results of the voting with respect to this proposal:

For	Against	Abstentions	Broker Non-votes
19,725,376	3,152,498	15,423	5,359,112

Proposal 4 - Approval of an Amendment to the Company’s Amended and Restated Certificate of Incorporation

The shareholders did not approve the amendment to the Company’s Amended and Restated Certificate of Incorporation to reduce the minimum and maximum number of directors (the "Certificate Amendment Proposal"). Approval of the Certificate Amendment Proposal required the affirmative vote of the holders of 80% or more of the voting power of the outstanding shares. The following sets forth the results of the voting with respect to this proposal:

For	Against	Abstentions	Broker Non-votes
19,786,100	1,779,250	1,327,947	5,359,112

No other matters were presented for consideration or shareholder action at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2020	LUBY’S, INC.

	By:	/s/ Christopher J. Pappas
Christopher J. Pappas
President and Chief Executive Officer